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                                  EXHIBIT 23.02

                         Consent of independent auditors

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                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Macromedia, Inc.


We consent to incorporation herein by reference in this registration statement on Form S-8 of our report dated April 24, 2000, relating to the consolidated balance sheets of Macromedia, Inc. and subsidiaries as of March 31, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2000, which report appears in the March 31, 2000 Annual Report on Form 10-K of Macromedia, Inc.


                                                          /s/ KPMG LLP

San Francisco, California
August 11, 2000